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                                                                  EXHIBIT 21.1




List of Subsidiaries


ENTITY                               JURISDICTION OF ORGANIZATION
------                               ----------------------------
iTurf Finance Company                Delaware
Ontap.com Inc.                       New Jersey
TheSpark.com Inc.                    Massachusetts